Exhibit 10(z)
POTASH CORPORATION OF SASKATCHEWAN INC.
AMENDMENT TO THE AGREEMENT
     WHEREAS, the Potash Corporation of Saskatchewan Inc., a corporation organized under the laws of Canada (the “Corporation”), entered into an agreement (the “Agreement”) that was most recently amended and restated as of August 2, 1996 and subsequently amended on May 19, 2000, November 4, 2002 and February 23, 2009, with Wayne R. Brownlee of the City of Saskatoon, in the province of Saskatchewan, an executive of the Corporation (the “Executive”), for the provision by the Corporation to the Executive of a supplemental retirement benefit;
     WHEREAS, the Corporation and the Executive now desire to amend the Agreement to incorporate a new formula for computing the Executive’s benefit under the Agreement with respect to services performed on and after January 1, 2011;
     NOW, THEREFORE, the Agreement is hereby amended, effective as of January 1, 2011, as follows (the “Amendment”):
     1. The second sentence of paragraph 1 of the Agreement (the definition of “Earnings”) is hereby amended (taking into account the provisions of this Amendment set forth below) by substituting the phrase “for purposes of sections (b)(ii) and (b)(iii) of paragraph 4 of this Agreement” therein for the phrase “for purposes of section (b)(ii) of paragraph 4 of this Agreement”.
     2. Paragraph 4 of the Agreement is hereby amended in its entirety to read as follows:
“4.	The annual supplemental retirement benefit payable under this Agreement, if any, shall be calculated as of the date of the Executive’s termination of employment (or death, if earlier) as follows:
(a)	5% of the Executive’s average 3 highest calendar years’ Earnings, multiplied by
the Executive’s years (including partial years calculated to the last full month completed) of Continuous Service completed before July 1, 2009 up to a maximum of 10 years;
PLUS
(b)	the sum of (i), (ii) and (iii), where:
(i)	is equal to 2% of the Executive’s average 3 highest calendar years’ Earnings, multiplied by

the Executive’s years (including partial years calculated to the last full month completed) of Continuous Service in excess of 25 years to a maximum of 10 additional years, to the extent that such Continuous Service was completed before July 1, 2009;
(ii)	is equal to 2% of the Executive’s average Earnings for the 3 consecutive calendar years during which the Executive’s Earnings were the highest, multiplied by
the Executive’s years (including partial years calculated to the last full month completed) of Continuous Service in excess of 25 years to a maximum of 10 additional years, provided that (A) such Continuous Service was completed on and after July 1, 2009 but before January 1, 2011, and (B) the sum of the years of Continuous Service taken into account under section (b)(i) and this section (b)(ii) does not exceed 10; and
(iii)	is equal to 1.5% of the Executive’s average Earnings for the 3 consecutive calendar years during which the Executive’s Earnings were the highest, multiplied by
the Executive’s years (including partial years calculated to the last full month completed) of Continuous Service in excess of 25 years to a maximum of 10 additional years, provided that (A) such Continuous Service was completed on and after January 1, 2011, and (B) the sum of the years of Continuous Service taken into account under sections (b)(i) and (b)(ii) and this section (b)(iii) does not exceed 10;
MINUS
(c)	the annual retirement benefit which can be provided with the sum of (i) the balance of the Executive’s account under the Pension Plan attributable to employee contributions made to such plan by the Executive as of December 31, 2010, adjusted on and after January 1, 2011 for its allocable share of earnings through the date of the Executive’s termination of employment or death, as the case may be, and (ii) the Executive’s account balance under the Pension Plan attributable to employer contributions made to the Pension Plan by the Corporation and/or its subsidiaries or affiliates on behalf of the Executive (and earnings thereon through the date of the Executive’s termination of employment or death, as the case may be).”
     3. In all other respects the Agreement remains unchanged.
IN WITNESS WHEREOF the Corporation has executed this Amendment by its duly authorized officers on its behalf and the Executive has executed this Amendment 29th day of December, 2010.

POTASH CORPORATION OF SASKATCHEWAN INC.
By:	/s/ Barbara Jane Irwin

Wayne R. Brownlee
/s/ Wayne R. Brownlee

SIGNED SEALED AND DELIVERED in the presence of:

Bob Kirkpatrick Name of Witness

/s/ Bob Kirkpatrick Signature of Witness